Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of EZGO Technologies Ltd. and Subsidiaries (the “Company”) of our report dated January 27, 2022, relating to our audit of the consolidated financial statements of the Company as of and for the fiscal year ended September 30, 2021.

We also consent to the reference of our Firm under the cation “Experts” in this Registration Statement.

/s/ Briggs & Veselka Co.

Briggs & Veselka Co.
Houston, Texas

May 17, 2023